SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): July 30, 1999
                                                    -------------
                            ICON Fitness Corporation
                               IHF Holdings, Inc.
                           ICON Health & Fitness, Inc.
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          (Exact Name of Registrant as Specified in its Charter)

                                 333-18475            87-0566936
                                 33-87930-01          87-0531209
       Delaware                  33-87930             87-0531206
  ------------------          -----------------      ------------
(State or Other Jurisdiction  (Commission File     (IRS Employer
      of Incorporation)            Number)        Identification No.)


                              1500 South 1000 West
                                Logan, Utah 84321
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          (Address of Principal Executive Offices)(Zip Code)


 Registrant's telephone number, including area code 435-750-5000
                                                    ------------

                                 Not Applicable
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   (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
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     On July 30, 1999, ICON Health & Fitness, Inc. ("ICON") announced the commencement of an exchange offer with concurrent consent solicitation (collectively, the "Exchange Offers") for 100% of its 13% Senior Subordinated Notes due 2002 (the "13% Notes"), 100% of the 15% Senior Secured Discount Notes due 2004 (the "15% Notes") of IHF Holdings, Inc. ("IHF Holdings") the Company's immediate parent company, and 100% of the 14% Senior Discount Notes due 2006 (the "14% Notes") of ICON Fitness Corporation ("ICON Fitness"), IHF Holdings' immediate parent company. ICON also announced that, in connection with the launch of the Exchange Offers, the lenders under its existing credit facility agreed to extend the term of its revolving credit commitment from August 2, 1999 to October 29, 1999. A copy of the press release announcing the commencement of the Exchange Offers and the extension of the existing credit facility is attached hereto as
Exhibit 99.

     Under the terms of the Exchange Offers, ICON will pay the following consideration for each $1,000 principal amount of 13% Notes validly tendered and not withdrawn:

          - $395 in cash,

          - $444 principal amount of new 12% notes due 2005 of ICON,

          - an additional cash payment equal to the sum of (i) interest due on the tendered 13% notes on July 15, 1999 (with additional interest thereon from July 15, 1999 to the closing of the exchange offers at the rate of 17% per annum) and (ii) interest accrued after July 15, 1999 on the tendered 13% notes to the closing of the exchange offers at the rate of 17% per annum, and

          - warrants to purchase a pro rata share of 4.3% of the fully diluted equity of a newly formed holding company, HF Holdings, Inc. ("New ICON"), which will own substantially all of ICON's equity upon consummation of the exchange offers.

     Under the terms of the exchange offers, ICON will also pay: (i) for each $1,000 principal amount at maturity of 15% Notes of IHF Holdings validly tendered and not withdrawn, warrants to purchase a pro rata share of 6.5% of the fully diluted equity of New ICON and
(ii) for each $1,000 principal amount at maturity of 14% Notes of ICON Fitness validly tendered and not withdrawn, warrants to purchase a pro rata share of 2.0% of the fully diluted equity of New ICON.

     ICON and its parent companies have each reserved the right to effect the Exchange Offers for the 15% Notes of IHF Holdings and 14% Notes of ICON Fitness (but not the 13% Notes of ICON) by commencing cases under the Bankruptcy Code and proposing a prepackaged plan of liquidation of either or both of IHF Holdings and ICON Fitness pursuant to which the consideration described above would be transferred to the filing parent company and then distributed to the respective holders of the 15% Notes and/or 14% Notes, as applicable.

    The Exchange Offers will expire at 5:00 p.m., New York City time, on August 30, 1999. Holders who tender their securities in the Exchange Offers will be deemed to have submitted consents in the consent solicitations. Holders may not deliver consents without tendering their notes. Holders of 15% Notes and/or 14% Notes who tender their notes in the Exchange Offers must also submit a vote for the proposed plan of liquidation of the parent companies in order for their notes to be deemed validly tendered. The deadline for voting on the prepackaged plan of liquidation is also at 5:00 p.m., New York City time, on August 30, 1999.

     The securities offered in the Exchange Offers have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Exchange Offers are made only by an Exchange Offer and Consent Solicitation Statement dated July 30, 1999.


Item 7. Financial Statements and Exhibits
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     (a) Financial Statements of busines acquired

         None

     (b) Pro Forma financial information

         None

     (c) Exhibits

         99.3 Press Release dated July 30, 1999, announcing launch of exchange offer and extension of bank credit facility

         99.4 Press Release dated August 2, 1999, announcing revised expiration date for exchange offer


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ICON Fitness Corporation
                                          IHF Holdings, Inc.
                                          ICON Health & Fitness, Inc.



Date: August 3, 1999                  By: /s/ S. Fred Beck
                                      ---------------------------
                                      Name: S. Fred Beck
                                      Title: Chief Financial Officer